Exhibit 10.1

FORBEARANCE AND CONSENT AGREEMENT

This FORBEARANCE AND CONSENT AGREEMENT, dated as of October 10, 2014 (this “Agreement”), is by and among Corinthian Colleges, Inc. (the “Domestic Borrower”), Everest Colleges Canada, Inc. (the “Canadian Borrower”; the Domestic Borrower and the Canadian Borrower are referred to herein collectively as the “Borrowers”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Domestic Administrative Agent (in such capacity, the “Domestic Administrative Agent”) and Canadian Agent (in such capacity, the “Canadian Administrative Agent”; the Domestic Administrative Agent and the Canadian Administrative Agent are referred to herein collectively as the “Administrative Agents”). Capitalized terms which are used in this Agreement without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrowers, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agents are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have informed the Administrative Agents and the Lenders of the Events of Default arising under Section 8.01(a) of the Credit Agreement resulting from (a) the failure by the Borrowers to make a mandatory prepayment of the Loans and/or Cash Collateralize Acceptances and L/C Obligations on September 30, 2014 in the amount required pursuant to Section 2.07(c) of the Credit Agreement and (b) the failure by the Borrowers to repay the Loans and Cash Collateralize Acceptances and L/C Obligations in accordance with the requirements of Section 2.06(c) of the Credit Agreement (together, the “Specified Defaults”);

WHEREAS, the Borrowers have requested that the Administrative Agents and the Lenders agree to temporarily forbear from the exercise of certain remedies available to them under the Credit Agreement with respect to the Specified Defaults (but not waive the Specified Defaults);

WHEREAS, the Borrowers, the Lenders and the Administrative Agents have previously entered into that certain Consent Agreement, dated as of September 26, 2014 (the “QuickStart Consent”), and the Loan Parties intend to apply the cash proceeds received by the Loan Parties in connection with the QuickStart Sale (as defined in the QuickStart Consent) (the “QuickStart Proceeds”) to repay the Total Outstandings;

WHEREAS, Corinthian Property Group, Inc. (“CPG”) has agreed to sell the real property located in Tampa, Florida, and the Loan Parties have requested that the Administrative Agents and the Lenders consent to such sale (the “Tampa Sale”);

WHEREAS, CPG intends to sell the real property located in Thornton, Colorado, and the Loan Parties have requested that the Administrative Agents and the Lenders consent to such sale (the “Thornton Sale” and together with the Tampa Sale, the “Real Property Sales”); and

WHEREAS, the Administrative Agents and the Lenders party hereto are willing to grant such forbearance and consent to the Real Property Sales on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

section 1.     FORBEARANCE AND RELATED PROVISIONS.

1.1     Forbearance. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Administrative Agents and the Lenders hereby agree to forbear from taking any of the “Enforcement Actions” defined below as a result of the occurrence and continuation of the Specified Defaults solely during the period beginning on the Effective Date and ending immediately upon the earliest of (such period being referred to herein as the “Forbearance Period”): (a) December 31, 2014, (b) the occurrence of any Default under Section 8.01(f) or (g) of the Credit Agreement and (c) the termination of the Forbearance Period by the Domestic Administrative Agent, acting at the direction of the Required Lenders, due to: (i) the occurrence of any Default other than the Specified Defaults or (ii) the failure of any Loan Party to timely comply with any undertaking set forth in this Agreement, or the breach by any Loan Party in any material respect of any representation or warranty set forth in this Agreement, in each case unless the Required Lenders, in writing, waive such noncompliance or breach. “Enforcement Actions” shall mean any (1) commencement of judicial or non-judicial enforcement proceedings against any Loan Party with respect to the payment of any Obligations, (2) commencement of any foreclosure, enforcement or levy against or seizure or transfer of all or any portion of the Collateral, (3) declaration that any commitments of any Lender to make Loans, any obligation of any Canadian Lender to create or purchase any Acceptance or any obligation of any L/C Issuer to make L/C Credit Extensions is terminated, (4) declaration that any portion of the unpaid principal amount of outstanding Loans (or any accrued interest thereon) or any other amount payable under the Loan Documents is immediately due and payable and (5) demand that the Borrowers Cash Collateralize the L/C Obligations.

1.2     Reservation of Rights. The Administrative Agents and the Lenders expressly reserve the right to exercise all rights and remedies under the Credit Agreement, the other Loan Documents and applicable law immediately upon the expiration of the Forbearance Period, including, without limitation, the Enforcement Actions, in respect of the Specified Defaults and any other Default then existing. Except for the forbearance to the extent expressly set forth above, the Administrative Agents and the Lenders reserve each and every right and remedy they may have under the Loan Documents and under applicable law with respect to the Specified Defaults. Nothing in this Agreement shall be deemed to constitute a waiver by the Administrative Agents or any Lender of the Specified Defaults or any other Default, whether now existing or hereafter arising, or of any right or remedy that the Administrative Agents and the Lenders may have under any of the Loan Documents or applicable law. The Loan Parties acknowledge that the Administrative Agents and the Lenders may, among other actions, demand cash collateral, payments and other conditions in connection with any disposition of assets or any other transaction, notwithstanding the forbearance set forth herein.

1.3     Letters of Credit. During the Forbearance Period, notwithstanding that the conditions set forth in the applicable proviso in Section 2.04(a)(i) of the Credit Agreement will not be satisfied, each L/C Issuer shall continue to issue or amend Letters of Credit, and the Lenders shall participate in such Letters of Credit, in the manner set forth in Section 2.04 of the Credit Agreement subject to the satisfaction of the conditions precedent set forth in Section 4.02 of the Credit Agreement (other than any failure to satisfy the conditions precedent set forth in clauses (a) and (b) thereof due solely to the existence of the Specified Defaults).

1.4     Forbearance Fee. The Domestic Borrower shall pay to the Domestic Administrative Agent, for the ratable benefit of the Lenders in accordance with their respective share of the Total Outstandings, a forbearance fee equal to $10,000 on the Effective Date and on every fourteenth calendar day thereafter (each, a “Forbearance Fee”).

1.5      Termination of Commitments. The Loan Parties, the Administrative Agents and the Lenders hereby agree that each of the Aggregate Canadian Commitments and the Aggregate Domestic Commitments are hereby terminated as of the Effective Date, subject to the provisions of Section 1.3. The ten (10) Business Day notice described in Section 2.06(c) of the Credit Agreement shall be deemed provided as of the Effective Date.

1.6     Other Covenants.

(a)     On the date hereof, the Borrowers shall apply the QuickStart Proceeds (in an amount not less than $2,700,000) as a repayment of the Total Outstandings.

(b)     The Borrowers shall repay the Total Outstandings (i) on October 23, 2014, in an amount equal to $5,000,000 and (ii) on November 21, 2014, in an amount equal to $2,000,000. Such repayments and any other repayments shall not reduce or otherwise limit any repayments that may be required in connection with future asset sales or any other future event.

(c)     The Borrowers shall promptly apply any excess funds distributed to Loan Parties from the reserve established pursuant to Section VI.F of the Operating Agreement to repay the Total Outstandings.

(d)     All repayments of the Total Outstandings made during the Forbearance Period shall be applied on a pro rata basis to the Obligations of the Domestic Borrower and the Obligations of the Canadian Borrower (according to the Total Outstandings of each Borrower). Amounts applied to the Obligations of any Borrower shall be applied: (1) first, to repay the principal on outstanding Loans of such Borrower and (2) second, to Cash Collateralize the L/C Obligations and Acceptances of such Borrower (or in such other order as the Required Lenders shall specify).

(e)     The Borrowers shall have any Letter of Credit liabilities related to any asset sold by the Loan Parties assumed by the applicable buyer upon the closing of the related sale transaction, so as to reduce the aggregate amount of Acceptances and Letters of Credit outstanding under the Credit Agreement following the Effective Date and, on or prior to October 31, 2014, shall deliver to the Administrative Agents and the Lenders a plan for effecting a reduction of any remaining Letters of Credit.

(f)     The Domestic Borrower has established, and shall hereafter maintain, the Specified Account (as defined in the QuickStart Consent), which account shall (i) be subject to a control agreement in favor of the Domestic Administrative Agent in accordance with Section 6.17 of the Credit Agreement and (ii) contain solely non-Title IV funds. The Loan Parties shall cause the Real Property Sale Proceeds to be deposited to the Specified Account. The Loan Parties shall cause all other amounts representing non-Title IV revenue to be either deposited directly to the Specified Account or transferred to the Specified Account directly from the accounts where the deposits are received. The Domestic Borrower shall not deposit, and shall not permit any other Person to deposit, any Title IV funds in the Specified Account at any time.

section 2.     CONSENT TO REAL PROPERTY SALES; USE OF PROCEEDS.

2.1     Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Required Lenders hereby consent to the Real Property Sales; provided, that:

(a) the cash purchase price payable to the Loan Parties upon the consummation of the Tampa Sale (the “Tampa Proceeds”) shall not be less than $840,000;

(b) the cash purchase price payable to the Loan Parties upon the consummation of the Thornton Sale (the “Thornton Proceeds” and, together with the Tampa Proceeds, the “Real Property Sale Proceeds”) shall not be less than $440,000;

(c) the purchase agreements for the Real Property Sales shall be in form and substance acceptable to the Administrative Agents and the Required Lenders; and

(d) the Real Property Sale Proceeds shall be deposited directly into the Specified Account immediately upon receipt.

2.2     The Loan Parties shall be permitted to apply the proceeds of the Specified Sales (as defined in Consent and Amendment No. 4) and the Real Property Sales Proceeds solely in a manner materially consistent with the thirteen-week cash flow budget titled Corinthian Colleges, Inc. Cash Flow Analysis dated October 2, 2014.

section 3.     CONDITIONS. This Agreement shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of (i) duly executed counterparts to this Agreement from the Borrowers, the Guarantors, the Administrative Agents and the Lenders, (ii) the Forbearance Fee due and payable on such date and (iii) the repayment of the Total Outstandings due on such date pursuant to Section 1.6(a) hereof.

section 4.     REPRESENTATION AND WARRANTIES.

4.1     Enforceability. Each Loan Party hereby represents and warrants that this Agreement is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.2     Authorization; No Conflicts. Each Loan Party hereby represents and warrants that its execution and delivery of this Agreement (i) have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party and are within such Loan Party’s corporate or other organizational power and authority, (ii) do not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any Law.

4.3     No Default; Representations and Warranties in Loan Documents. Each Loan Party hereby represents and warrants that, after giving effect to Sections 1 and 2 hereof, (i) no Default, other than the Specified Defaults, has occurred and is continuing and (ii) except as set forth in the Compliance Certificate dated October 9, 2014, all of the representations and warranties of such Loan Party contained in each Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that, for purposes of this Section 4.3, the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsection (a) and (b), respectively of Section 6.01 of the Credit Agreement).

section 5.     RATIFICATION AND RELEASE.

5.1     Ratification. Each Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of each Administrative Agent, the L/C Issuers or the Lenders, as the case may be, under each Loan Document, (b) agrees and acknowledges that the liens in favor of each Administrative Agent, the L/C Issuers or the Lenders under each Loan Document constitute valid, binding, enforceable and perfected first priority liens and security interests and are not subject to avoidance, disallowance or subordination pursuant to any requirement of Law, (c) agrees and acknowledges the Obligations constitute legal, valid and binding obligations of the Loan Parties and that (x) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (y) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any requirement of Law, (d) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (e) agrees that neither such ratification and reaffirmation, nor the Administrative Agents’, the L/C Issuers’ nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Loan Documents with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. This Agreement shall not constitute a waiver of, or (except as expressly set forth herein with respect to the Specified Defaults) forbearance with respect to, any Default, whether known or unknown, and the Administrative Agent and the Lenders shall reserve all rights and remedies in respect thereof. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement.

5.2     Release; Covenant Not to Sue; Acknowledgement. (a) Each Loan Party hereby absolutely and unconditionally releases and forever discharges each Administrative Agent, each L/C Issuer, each Swing Line Lender, each Lender and each of their respective Related Parties (each a “Released Party”) from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising out of or with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document from the beginning of time to and including the Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Nothing in this Section 5.2 shall relieve any Administrative Agent or Lender of any continuing contractual obligations under this Agreement.

(b)     Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(c)     Each Loan Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, fixed or contingent, which any Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.

(d)     Each of the Loan Parties has been advised by counsel with respect to the release contained in this Section 5.2. Upon advice of such counsel, each of the Loan Parties hereby waives and relinquishes all of the rights and benefits each Loan Party has, or may have, with respect to the claims released under Section 1542 of the California Civil Code or any other similar statute. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

section 6.     MISCELLANEOUS.

6.1     Effect.

(a)     Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

(b)     Except as specifically set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, any Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or waive, affect or diminish any right of any Administrative Agent or any Lender to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

6.2     Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable and will not affect the effectiveness thereof in any other jurisdiction.

6.3     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Agreement may also be executed by facsimile or electronic transmission and each facsimile or electronic transmission signature hereto shall be deemed for all purposes to be an original signatory page.

6.4     GOVERNING LAW. This AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

6.5     Section Titles. The Section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

6.6     Reimbursement of each Administrative Agent’s Expenses. Without limiting any of the Administrative Agents’ rights, or any of Borrowers’ obligations, under Section 10.04(a) of the Credit Agreement, each Borrower agrees to reimburse the Administrative Agents for all reasonable and documented out-of-pocket fees, costs and expenses, including the reasonable fees, costs, and expenses of the Agent Financial Advisor and Sidley Austin LLP for advice, assistance or other representation in connection with this Agreement.

6.7     Entire Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings or agreements.

[Signature Pages Follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned of this Agreement as of the date first written above.

BORROWERS:

CORINTHIAN COLLEGES, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP and CFO

EVEREST COLLEGES CANADA, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: SVP and CAO

Signature Page to
Forbearance and Consent Agreement

GUARANTORS:

ASHMEAD EDUCATION, INC.
CAREER CHOICES, INC.
CDI EDUCATION USA, INC.
CORINTHIAN PROPERTY GROUP, INC.
CORINTHIAN SCHOOLS, INC.
ECAT ACQUISITION, INC.
ETON EDUCATION, INC.
FLORIDA METROPOLITAN UNIVERSITY, INC.
GRAND RAPIDS EDUCATIONAL CENTER, INC.
HEALD CAPITAL, LLC
HEALD EDUCATION, LLC
HEALD REAL ESTATE, LLC
MJB ACQUISITION CORPORATION
PEGASUS EDUCATION, INC.
RHODES BUSINESS GROUP, INC.
RHODES COLLEGES, INC.
SD III-B HEALD HOLDINGS CORP.
SEQUOIA EDUCATION, INC.
SOCLE EDUCATION, INC.
SP PE VII-B HEALD HOLDINGS CORP.
TITAN SCHOOLS, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP, CFO, Treasurer and Assistant Secretary

CAREER CANADA C.F.P. LIMITED

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: SVP and CAO

EVEREST COLLEGE PHOENIX, INC.

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP, CFO and Treasurer

Signature Page to
Forbearance and Consent Agreement

HEALD COLLEGE, LLC

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: CAO

Quickstart Intelligence Corporation

By:	/s/ Robert C. Owen
Name: Robert C. Owen
Title: EVP and Treasurer

Signature Page to
Forbearance and Consent Agreement

BANK OF AMERICA, N.A., as Domestic Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

Signature Page to
Forbearance and Consent Agreement

BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Administrative Agent

By:	/s/ Janet Sleeper
Name: Janet Sleeper
Title: Senior Vice President

Signature Page to
Forbearance and Consent Agreement

BANK OF AMERICA, N.A., as a Domestic Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Signature Page to
Forbearance and Consent Agreement

BANK OF AMERICA, N.A., acting through its Canada Branch, as a Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Signature Page to
Forbearance and Consent Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Domestic Lender

By:	/s/ Saqib Khawaja
Name: Saqib Khawaja
Title: Vice President

 Signature Page to
Forbearance and Consent Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Canadian Lender

By:	/s/ Paul Rodgers
Name: Paul Rodgers
Title: Principal Officer

Signature Page to
Forbearance and Consent Agreement

UNION BANK, N.A., as a Domestic Lender

By:	/s/ Andrew J. Jarvis
Name: Andrew J. Jarvis
Title: Associate

 Signature Page to
Forbearance and Consent Agreement

BANK OF THE WEST, as a Domestic Lender

By:	/s/ Christiana Creekpaum
Name: Christiana Creekpaum
Title: Vice President

Signature Page to
Forbearance and Consent Agreement

ONEWEST BANK N.A., as a Domestic Lender

By:	/s/ Todd Camp
Name: Todd Camp
Title: Senior Vice President

Signature Page to

Forbearance and Consent Agreement